Exhibit 10.1

KILROY REALTY, L.P.

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

This Third Amendment to the Fifth Amended and Restated Agreement of Limited Partnership (this “Amendment”) is made as of May 21, 2009 by and among Kilroy Realty Corporation, a Maryland corporation, as general partner (the “General Partner”) of Kilroy Realty, L.P., a Delaware limited partnership (the “Partnership”), and the other parties listed on the signature pages hereto, for the purpose of amending the Fifth Amended and Restated Agreement of Limited Partnership, dated as of March 5, 2004, as amended to the date hereof (the “Partnership Agreement”).

WHEREAS, the signatories hereto desire to amend the Partnership Agreement as set forth herein;

NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories hereto, intending to be legally bound, agree to continue the Partnership and amend the Partnership Agreement as follows:

Defined Terms. Capitalized terms used without definition in this Amendment shall have the meaning given to each such term in the Partnership Agreement.

Amendments.

Section 1.1.

Section 1.1 of the Partnership Agreement is hereby amended to include the following new definition:

“Adjusted Net Income” means for each fiscal year of the Partnership, an amount equal to the Partnership’s Net Income or Net Loss for such fiscal year, computed without regard to the items set forth below, provided if the Adjusted Net Income for such fiscal year is a negative number (i.e., a net loss), then the Adjusted Net Income for that fiscal year shall be treated as if it was zero:

(a) Depreciation; and

(b) Net gain or loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net gain or loss treated as realized in connection with an adjustment to the Gross Asset Value of the Partnership’s assets as set forth in the definition of such term.

The following definition in Section 1.1 of the Partnership Agreement is hereby amended as follows:

The last paragraph of the definition of “Net Income or Net Loss” shall be deleted.

Section 6.5.

The following new Section 6.5 is inserted in the Partnership Agreement:

Section 6.5. Special Allocations

A. Notwithstanding the provisions in Sections 6.1, 6.2.B.1 and 6.2.B.2, but subject to the other provisions of this Article 6, if the Partnership has positive Adjusted Net Income for a fiscal year, such Adjusted Net Income shall first be allocated to the Holders of Senior Preferred Units under Section 6.2.B.1(e) for such fiscal year, with the remaining items of Net Income or Net Loss allocated to the Partners pursuant to Sections 6.2.B.1 and 6.2.B.2.

B. Notwithstanding the provisions of Sections 6.1, 6.2.B.1 and 6.2.B.2, but subject to Sections 6.3 and 6.5.A, in the event Net Income, Net Loss or items thereof are being allocated to a Partner to offset prior Net Loss, Net Income or items thereof which have been allocated to such Partner, the General Partner shall attempt to allocate such offsetting Net Income, Net Loss or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

Section 15.10.

The following sentence is added to the end of Section 15.10:

The failure of any amendment to this Agreement to be effective as to any particular Limited Partner shall not render it ineffective as to any other Limited Partner.

Miscellaneous.

Effect of Amendment. Except as specifically modified hereby, all terms and provisions of the Partnership Agreement shall continue to remain in full force and effect and, except as the context otherwise requires, each reference to the Partnership Agreement in this Amendment shall be a reference to the Partnership Agreement as amended hereby.

Counterparts. This Amendment may be executed in two or more counterparts, each of which when and as executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the Partners.

Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each party’s rights and privileges shall be enforceable to the fullest extent permitted by law.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

GENERAL PARTNER

KILROY REALTY CORPORATION

By:	/s/ Tyler H. Rose
Name: Title:	Tyler H. Rose Senior Vice President and Treasurer

By:	/s/ Tamara J. Porter
Name: Title:	Tamara J. Porter Vice President and Corporate Counsel

BELBROOK REALTY CORPORATION, a Delaware Corporation

By:	/s/ Andrew Frenette
Name:	Andrew Frenette
Title:	Vice President

CLEARWOOD REALTY CORPORATION, a Delaware Corporation

By:	/s/ Andrew Frenette
Name:	Andrew Frenette
Title:	Vice President

CLEARFORK REALTY CORPORATION, a Delaware Corporation

By:	/s/ Andrew Frenette
Name:	Andrew Frenette
Title:	Vice President

BELDORE REALTY CORPORATION, a Delaware Corporation

By:	/s/ Andrew Frenette
Name:	Andrew Frenette
Title:	Vice President